Exhibit 10.06

2002 EQUITY INCENTIVE PLAN

As Adopted April 18, 2002
As Amended February 9, 2006, May 18, 2006, December 13, 2007, May 21, 2008,
August 19, 2009, December 10, 2009 and March 28, 2011

1.             PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Restricted Stock Units.  Capitalized terms not defined in the text are defined in Section 24.

2.             SHARES SUBJECT TO THE PLAN.

2.1           Number of Shares Available.  Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 500,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued.  In addition, any authorized shares not issued or subject to outstanding grants under the Company’s 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan on the Effective Date (as defined below) and any shares issued under the Company’s 1995 Stock Plan, 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan (the “Prior Plans”) that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan.  In addition, on each January 1, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31; provided, that the Board may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, provided that no more than 40,000,000 shares shall be issued as ISOs (as defined in Section 5 below).  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2           Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 9 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards shall, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.             ELIGIBILITY.  ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.  All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No person will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment.  A person may be granted more than one Award under this Plan.

4.             ADMINISTRATION.

4.1           Committee Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan.  Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a)           construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)           prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)           select persons to receive Awards;

(d)           determine the form and terms of Awards;

(e)           determine the number of Shares or other consideration subject to Awards;

(f)            determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)           grant waivers of Plan or Award conditions;

(h)           determine the vesting, exercisability and payment of Awards;

(i)            correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)            determine whether an Award has been earned; and

(k)           make all other determinations necessary or advisable for the administration of this Plan.

4.2           Committee Discretion.  Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.  The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.             OPTIONS.  The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1           Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2           Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.  The Stock Option Agreement will be delivered, and a copy of this Plan will be made available, to the Participant within a reasonable time after the granting of the Option.

5.3           Exercise Period.  Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option granted on or before February 9, 2006 will be exercisable after the expiration of ten (10) years from the date the Option is granted and no Option granted after February 9, 2006 will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4           Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

5.5           Termination.  Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)           If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)           If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)           If the Participant is terminated for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than one month after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

5.6           Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7           Limitations on ISO.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000.  If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8           Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  The Committee may not reduce the Exercise Price of outstanding Options without approval of its stockholders.

5.9           No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.             PAYMENT FOR OPTION SHARES.  The entire Exercise Price of Shares issued upon exercise of Options and automatic grants to Outside Directors pursuant to Section 9 shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

6.1           Surrender of Stock.  Payment for all or any part of the Exercise Price or Options may be made with shares of the Company’s common stock which have already been owned by the Participant; provided that the Committee may, in its sole discretion, require that shares tendered for payment be previously held by the Participant for a minimum duration. Such shares shall be valued at their Fair Market Value.

6.2           Cashless Exercise.  Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee’s sole discretion.

6.3           Other Forms of Payment.  Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6.  In the case of an NQSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.

7.             RESTRICTED STOCK AWARD.

7.1           Amount and Form of Restricted Stock Award.  Awards under this Section 7 may be granted in the form of a Restricted Stock Award.  Restricted Stock Awards made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Agreement”) that shall specify the number of Shares to which the Restricted Stock Award pertains and shall be subject to adjustment of such number in accordance with Section 2.2.

7.2           Restricted Stock Agreement.  Each Restricted Stock Award awarded under the Plan shall be evidenced and governed exclusively by a Restricted Stock Agreement between the Participant and the Company. Each Restricted Stock Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Restricted Stock Agreement (including without limitation any performance conditions). The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.3           Payment of Restricted Stock Awards.  Restricted Stock Awards may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

7.4           Vesting Conditions.  Each Restricted Stock Award may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on service with the Company over time or shall vest, in full or in installments, upon satisfaction of performance goals specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

7.5           Assignment or Transfer of Restricted Stock Awards.  Except as provided in the applicable Restricted Stock Agreement, and then only to the extent permitted by applicable law, Restricted Stock Awards shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 7.5 shall be void.

7.6           Voting and Dividend Rights.  The holder of a Restricted Stock Award under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holder of such

Restricted Stock Award invest any cash dividends received in additional Shares subject to the Restricted Stock Award.  Such additional Shares subject to the Restricted Stock Award shall be subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid.  Such additional Shares subject to the Restricted Stock Award shall not reduce the number of Shares available for issuance under Section 2.1.

7.7           Modification or Assumption of Restricted Stock Awards.  Within the limitations of the Plan, the Committee may modify or assume outstanding restricted stock awards or may accept the cancellation of outstanding restricted stock awards (including stock awards granted by another issuer) in return for the Award of new Restricted Stock Awards for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Restricted Stock Award shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Award.

8.             RESTRICTED STOCK UNITS.

8.1           Restricted Stock Unit Agreement.  Each Award of Restricted Stock Units under the Plan shall be evidenced and governed exclusively by an Award Agreement (“Restricted Stock Unit Agreement”) between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Restricted Stock Unit Agreement (including without limitation any vesting and performance conditions). The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be awarded in consideration of a reduction in the Participant’s other compensation.

8.2           Number of Shares.  Each Restricted Stock Unit Agreement shall specify the number of Shares to which the Restricted Stock Unit Award pertains and shall be subject to adjustment of such number in accordance with Section 2.2.

8.3           Payment for Restricted Stock Units.  Restricted Stock Units shall be issued without consideration.

8.4           Vesting Conditions.  Each Restricted Stock Unit may or may not be subject to vesting.  Any such vesting provision may provide that Shares shall vest based on service with the Company over time or shall vest, in full or in installments, upon satisfaction of performance goals specified in the Restricted Stock Unit Agreement.  A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

8.5           Voting and Dividend Rights.  The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.6           Form and Time of Settlement of Restricted Stock Units.  Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Restricted Stock Units, in its sole discretion. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 2.2.  Notwithstanding anything to the contrary in any Award Agreement or the Plan, any Restricted Stock Units that, by their terms, are settled on the applicable vesting date(s) shall be settled no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year containing the applicable vesting date (or, if later, the fifteenth (15th) day of the third (3rd) month following the end of the Company’s taxable year).  In addition, notwithstanding anything to the contrary in any Award Agreement or the Plan, references to “termination of the Participant’s Service,” “Termination Date” and similar references for Restricted Stock Units that are subject to Code Section 409A shall mean the date of the Participant’s “separation from service” within the meaning of Code Section 409A and such Restricted Stock Units shall be settled no later than the time permitted by Treasury Regulation Section 1.409A-3(d).

8.7           Creditor’s Rights.  A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

8.8           Modification or Assumption of Restricted Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (including stock units granted by another issuer) in return for the Award of new Restricted Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Restricted Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Unit.

8.9           Assignment or Transfer of Restricted Stock Units.  Except as provided in the applicable Restricted Stock Unit Agreement, and then only to the extent permitted by applicable law, Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.9 shall be void.

9.             AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1           Types of Options and Shares.  Awards granted under this Plan and subject to this Section 9 may be NQSOs, Restricted Stock Awards or Restricted Stock Units.

9.2           Eligibility.  Awards subject to this Section 9 shall be granted only to Outside Directors.

9.3           Initial Grant.  Each Outside Director who first becomes a member of the Board after the Effective Date will automatically be granted an Award for that number of Shares determined by the Board (an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.  Each Outside Director who became a member of the Board on or prior to the Effective Date and who did not receive a prior option grant (under this Plan or otherwise and from the Company or any of its corporate predecessors) will receive an Initial Grant on the Effective Date.

9.4           Succeeding Grants.  Immediately following each Annual Meeting of stockholders, each Outside Director will automatically be granted an Award for that number of Shares determined by the Board (a “Succeeding Grant”), provided, that the Outside Director is a member of the Board on such date.

9.5           Vesting and Exercisability.  Each Award may or may not be subject to vesting.  Each Award Agreement shall specify the vesting and exercise conditions for such Award as determined by the Board.

Unless deferred in accordance with the rules established by the Committee, Restricted Stock Units will be settled in Shares upon the earlier of: (i) the date on which such Restricted Stock Units are fully vested, or (ii) the Outside Director’s Termination Date (or the first market trading day during an open trading window thereafter if either the date on which such Restricted Stock Units are fully vested or the Outside Director’s Termination Date is not on a market trading day during an open trading window).

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 18.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 9 will accelerate in full prior to the consummation of such event at such times and on such conditions as the Committee determines which comply with Section 409A of the Code, and options must be exercised, if at all, within three (3) months of the consummation of said event.  Any options not exercised within such three-month period shall expire.

9.6           Exercise Price.  The exercise price of an option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the option is granted.

9.7           Director Fees.  Each Outside Director may elect to receive a Restricted Stock Award or Restricted Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid.  For purposes of the Plan, an Outside Director’s regular annual retainer shall include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason.  Such an election may be for any dollar or percentage amount equal to at least 25% of the Outside Director’s regular annual retainer (up to a limit of 100% of the Outside Director’s regular annual retainer).  The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board.  Any amount of the regular annual retainer not elected to be received as a Restricted Stock Award or Restricted Stock Unit shall be payable in cash in accordance with the Company’s standard payment procedures.

10.          WITHHOLDING TAXES.

10.1         Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.  Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2         Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

11.          TRANSFERABILITY.

11.1         Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

11.2         All Awards other than NQSO’s.  All Awards other than NQSO’s shall be exercisable:  (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

11.3         NQSOs.  Unless otherwise restricted by the Committee, an NQSO shall be exercisable:  (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.  “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order.  A permitted transfer does not include any transfer for value and neither of the following are transfers for value:  (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

12.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1         Voting and Dividends.  Unless otherwise provided under Section 7, no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

12.2         Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13.          CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.          ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.          EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided that the Company first obtains approval of the exchange by its stockholders.  The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree; provided that, with respect to any Option having an Exercise Price equal or greater than the Fair Market Value of a Share, the Company first obtains approval of the purchase by its stockholders.

16.          SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to:  (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17.          NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.          CORPORATE TRANSACTIONS.

18.1         Assumption or Replacement of Awards by Successor.  Except for automatic grants to Outside Directors pursuant to Section 9 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Corporate Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this SubSection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine.  Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18.  If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2         Other Treatment of Awards.  Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any Corporate Transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3         Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.          ADOPTION AND STOCKHOLDER APPROVAL.  This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”).  This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.  Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that:  (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20.          TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval.  This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21.          AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22.          NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.          INSIDER TRADING POLICY.  Each Participant and Outsider Director who receives an Award shall comply with any policy, adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

24.          DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Restricted Stock Unit.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cashless Exercise”  means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means FormFactor, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)           if such Common Stock is then quoted on the Nasdaq Global Market, its closing price on the Nasdaq Global Market on the date of determination as reported in The Wall Street Journal;

(b)           if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)           if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)           in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act;  or

(e)           if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)           child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)           any person (other than a tenant or employee) sharing the Participant’s household;

(c)           a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)           a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)           any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)           Net revenue and/or net revenue growth;

(b)           Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)           Operating income and/or operating income growth;

(d)           Net income and/or net income growth;

(e)           Earnings per share and/or earnings per share growth;

(f)            Total stockholder return and/or total stockholder return growth;

(g)           Return on equity;

(h)           Operating cash flow return on income;

(i)            Adjusted operating cash flow return on income;

(j)            Economic value added; and

(k)           Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards Restricted Stock Units.

“Plan” means this FormFactor, Inc. 2002 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 7.

“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan pursuant to Section 8.

 “SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.